EXHIBIT 10.01
PURCHASE AGREEMENT

PURCHASE AGREEMENT, dated September 5, 2014 (this “Agreement”), among the sellers listed on Schedule I hereto, as sellers (collectively, the “Sellers” and, each a “Seller”), and Dice Holdings, Inc., a Delaware corporation, as Purchaser (the “Purchaser”).
WHEREAS, the Sellers have determined to effect a public offering (the “Public Offering”) of the Purchaser’s common stock, par value $0.01 per share (the “Common Stock”); and
WHEREAS, in connection with the consummation of the Public Offering, the Sellers wish to sell to Purchaser and the Purchaser wishes to purchase from Sellers shares of Common Stock.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings set forth below:
“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.
“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or other security interest of any kind or nature whatsoever.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.
“Public Offering Closing” means the closing of the sale of Common Stock in the Public Offering.
“Public Offering Price” means the price paid per share for the Common Stock in the Public Offering.

ARTICLE 2
PURCHASE AND SALE OF SHARES
2.1 Purchase and Sale. Subject to the terms herein set forth, at the Closing (as defined herein), each Seller agrees (severally and not jointly) to sell, convey, assign and transfer to Purchaser the number of shares of Common Stock set forth opposite such Seller’s name under the column entitled “Purchased Shares” on Schedule I to this Agreement (“Purchased Shares”), and the Purchaser agrees to purchase such Purchased Shares from such Seller for a purchase price per share equal to the Public Offering Price.
2.2 Closing.
(a) The closing of the purchase of the Purchased Shares (the “Closing”) shall occur at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York, 10019 at the same time and date as the Public Offering Closing.
(b) At the Closing, (i) the Purchaser shall deliver to each Seller the purchase price for the Purchased Shares being purchased by the Purchaser from such Seller, by wire transfer of immediately available funds to a bank account designated in writing by such Seller, or via check to an address as designated in writing by such Seller, and (ii) each Seller shall deliver to the Purchaser a stock certificate or certificates (if then certificated) representing the Purchased Shares and a blank stock power duly endorsed or deliver the Purchased Shares in such other manner as the Purchaser shall elect.
2.3 Conditions to Closing.

(a) The obligations of the Purchaser and each Seller to be performed at the Closing shall be conditioned upon the simultaneous or prior completion of the Public Offering Closing.
(b) The obligations of the Purchaser to be performed at the Closing shall be subject to the condition that the representations and warranties set forth in Article IV shall be true and correct as of the Closing as if then made.
(c) The obligations of each Seller to be performed at the Closing shall be subject to the condition that the representations and warranties of Purchaser set forth in Article III shall be true and correct as of the Closing as if then made.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE SELLERS
Each of the Sellers represents, warrants, and agrees, severally with respect to itself only, as of the date hereof as follows:
3.1 Capacity; Execution and Delivery; Enforceability. Such Seller has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Such Seller has duly executed and delivered this Agreement and, assuming due execution and delivery by the Purchaser, each such agreement constitutes or will constitute the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
3.2 Title. As of the Closing, such Seller will own beneficially and of record and will have full power and authority to convey, free and clear of any Liens, the shares of Common Stock to be delivered at the Closing. Assuming Purchaser has the requisite power and authority to be the lawful owner of shares of Common Stock, upon such Seller’s receipt of the applicable purchase price and the transfer of the Purchased Shares at the Closing, good, valid and marketable title to the Purchased Shares will pass to Purchaser, free and clear of any Liens.
3.3 No Conflicts. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in any violation of or constitute a default under any term of any material agreement, mortgage, indenture, license, permit, lease, or other instrument, judgment, decree, order, law, or regulation by which Seller is bound.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
The Purchaser makes the following representations and warranties for the benefit of the Sellers as of the date hereof:
4.1 Organization, Standing and Power. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.
4.2 Authority; Execution and Delivery; Enforceability. Purchaser has the full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Purchaser and no other proceedings on the part of Purchaser are necessary to approve this Agreement and to consummate the transactions contemplated hereby. Purchaser has duly executed and delivered this Agreement, and, assuming due execution and delivery by the Sellers, this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
4.3 No Conflicts. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in any violation of or constitute a default under any term of any material agreement, mortgage, indenture, license, permit, lease, or other instrument, judgment, decree, order, law, or regulation by which the Purchaser is bound.
ARTICLE 5
MISCELLANEOUS
5.1 Notices. All notices or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telecopied or sent by certified, registered or express mail, as follows:
(a) if to a Seller to the address indicated below the name of such Seller on Schedule I hereto.
(b) If to the Purchaser, to:

1040 Avenue of the Americas, 16th Floor
New York, NY 10018
Telephone: (212) 448-6605
Facsimile: (515) 313-2338
Attention: General Counsel
With copies to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Telephone: (212) 373-3000
Facsimile: (212) 757-3990
Attention: John C. Kennedy, Esq.
Any party may by notice given in accordance with this Section 5.1 designate another address or person for receipt of notices hereunder.
5.2 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement. No party hereto may assign its rights under this Agreement without the prior written consent of the other parties hereto.
5.3 Amendment and Waiver.
(a) No failure or delay on the part of the Sellers or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Sellers or the Purchaser at law, in equity or otherwise.

(b) Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Sellers and the Purchaser.
5.4 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.
5.5 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
5.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF, EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEY YORK, IN THE STATE OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. TO THE FULLEST EXTENT THEY MAYEFFECTIVELY DO SO UNDER APPLICABLE LAW, THE PARTIES HERTO IRREVOCABLY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT THEY ARE NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, ANY OBJECTION THAT THEYMAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANYSUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
5.7 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

5.8 Entire Agreement. This Agreement, together with the schedules hereto are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
5.9 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.
5.10 Termination. This Agreement shall terminate automatically without liability if the Purchaser determines at any time to cancel or otherwise abandon the Public Offering.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

GENERAL ATLANTIC PARTNERS 79, L.P.

By:	General Atlantic LLC, its general partner

By:	/s/ Thomas J. Murphy
Name:    Thomas J. Murphy
Title:    Managing Director
GENERAL ATLANTIC PARTNERS 84, L.P.

By:	General Atlantic GenPar, L.P., its general partner

By:	General Atlantic LLC, its general partner

By:	/s/ Thomas J. Murphy
Name:    Thomas J. Murphy
Title:    Managing Director

GAP-W HOLDINGS, L.P.

By:	General Atlantic GenPar, L.P., its general partner

By:	General Atlantic LLC, its general partner

By:	/s/ Thomas J. Murphy
Name:    Thomas J. Murphy
Title:    Managing Director
GAPSTAR, LLC

By:	/s/ Thomas J. Murphy
Name:    Thomas J. Murphy
Title:    Vice President
GAP COINVESTMENTS CDA, L.P.

By:	General Atlantic LLC, its general partner

By:	/s/ Thomas J. Murphy
Name:    Thomas J. Murphy
Title:    Managing Director
GAP COINVESTMENTS III, LLC

By:	General Atlantic LLC, its general partner

By:	/s/ Thomas J. Murphy
Name:    Thomas J. Murphy
Title:    Managing Director

GAP COINVESTMENTS IV, LLC

By:	General Atlantic LLC, its general partner

By:	/s/ Thomas J. Murphy
Name:    Thomas J. Murphy
Title:    Managing Director
GAPCO GMBH & CO. KG

By:	GAPCO Management GmbH, its general partner

By:	/s/ Thomas J. Murphy
Name:    Thomas J. Murphy
Title:    Managing Director

Dice Holdings, Inc.

DICE HOLDINGS, INC.
By:    /s/ Brian Campbell
    Name: Brian Campbell
    Title: Vice President, Business and Legal Affairs
and General Counsel

Schedule I

Name and Address of Purchaser	Purchased Shares
General Atlantic Partners 79, L.P. c/o General Atlantic Service Company, LLC 55 East 52nd Street, 32nd Floor New York, NY 10055	321,987
General Atlantic Partners 84, L.P. c/o General Atlantic Service Company, LLC 55 East 52nd Street, 32nd Floor New York, NY 10055	30,583
Gap-W Holdings, L.P. c/o General Atlantic Service Company, LLC 55 East 52nd Street, 32nd Floor New York, NY 10055	104,345
GapStar, LLC c/o General Atlantic Service Company, LLC 55 East 52nd Street, 32nd Floor New York, NY 10055	8,706
GAPCO GmbH & Co. KG c/o General Atlantic Service Company, LLC 55 East 52nd Street, 32nd Floor New York, NY 10055	789
GAP Coinvestments CDA, L.P. c/o General Atlantic Service Company, LLC 55 East 52nd Street, 32nd Floor New York, NY 10055	67
GAP Coinvestments III, LLC c/o General Atlantic Service Company, LLC 55 East 52nd Street, 32nd Floor New York, NY 10055	27,214
GAP Coinvestments IV, LLC c/o General Atlantic Service Company, LLC 55 East 52nd Street, 32nd Floor New York, NY 10055	6,309